Exhibit 99.1   Press release dated October 10, 2007.

SIMPSON MANUFACTURING CO., INC. ANNOUNCES
WORK STOPPAGE AT STOCKTON MANUFACTURING FACILITY

Pleasanton, CA -- Simpson Manufacturing Co., Inc. (the “Company”) (NYSE:SSD) announced today that union employees at its Stockton, California, manufacturing facility have commenced a work stoppage. The company does not anticipate the work stoppage to materially affect its sales or profits.

Simpson Manufacturing Co., Inc., headquartered in Pleasanton, California, through its subsidiary, Simpson Strong-Tie Company Inc., designs, engineers and is a leading manufacturer of wood-to-wood, wood-to-concrete and wood-to-masonry connectors and fastening systems and pre-fabricated shearwalls. Simpson Strong-Tie also offers a full line of adhesives, mechanical anchors and powder actuated tools for concrete, masonry and steel. The Company’s other subsidiary, Simpson Dura-Vent Company, Inc., designs, engineers and manufactures venting systems for gas and wood burning appliances. The Company’s common stock trades on the New York Stock Exchange under the symbol “SSD.”

For further information, contact Barclay Simpson at (925) 560-9032.